SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

 As previously reported, on March 27, 2009 (the “Petition Date”), Charter Communications, Inc. (the “Company” or “CCI”), and certain of its subsidiaries and affiliates (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The chapter 11 cases were consolidated for the purpose of joint administration under the caption In re Charter Communications, Inc., et al., Case No. 09-11435 (JMP) (the “Chapter 11 Cases”).

On November 17, 2009 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Joint Plan of Reorganization, as amended, pursuant to chapter 11 of the Bankruptcy Code, which was originally filed with the Bankruptcy Court on the Petition Date and supplemented by the Supplement to Debtors’ Joint Plan of Reorganization pursuant to chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court on the Petition Date (as so amended and supplemented, the “Plan”).

On November 30, 2009 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective.  The distributions of securities under the Plan of the Debtors described in this Current Report on Form 8-K were made on the Effective Date. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreements Relating to the Debtors’ Securities

New CCH II Notes

On the Effective Date, CCH II, LLC (“CCH II”) and CCH II Capital Corp. issued $1.77 billion in aggregate principal amount of new 13.5% Senior Notes (the “New CCH II Notes”)) pursuant to the indenture, dated as of the Effective Date, by and among CCH II, CCH II Capital Corp. and the Bank of New York Mellon Trust Company N.A., as trustee (the "Indenture"). The New CCH II Notes will pay interest in cash semi-annually in arrears on February 15 and August 15 of each year commencing on February 15, 2010 at the rate of 13.5% per annum and will be unsecured.  The New CCH II Notes will mature on November 30, 2016.

Redemption

At any time prior to the third anniversary of their issuance, CCH II will be permitted to redeem up to 35% of the New CCH II Notes with the proceeds of an equity offering, for cash equal to 113.5% of the then-outstanding principal amount of the New CCH II Notes being redeemed, plus accrued and unpaid interest.

At or any time prior to the third anniversary of their issuance, CCH II will be permitted to redeem the New CCH II Notes, in whole or in part, at 100 % of the principal amount outstanding plus a “make-whole” premium calculated based on a discount rate of the Treasury rate plus 50 basis points, plus accrued and unpaid interest.

On or after the third anniversary of their issuance, the New CCH II Notes will be subject to redemption by CCH II for cash equal to 106.75% of the principal amount of the New CCH II Notes being redeemed for redemptions made during the fourth year following their issuance, 103.375% for redemptions made during the fifth year following their issuance, 101.6875% for redemptions made during the sixth year following their issuance, and 100.000% for redemptions made thereafter, in each case, together with accrued and unpaid interest.

Change of Control Offer

Upon the occurrence of a change of control, as defined in the Indenture, each holder of New CCH II Notes will have the right to require CCH II to repurchase all or any part of that holder’s New CCH II Notes at a repurchase price equal to 101% of the aggregate principal amount of the New CCH II Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase.

Restrictive Covenants

The Indenture contains restrictions on the ability of CCH II and CCH II’s restricted subsidiaries to, without limitation: (i) incur indebtedness, (ii) create liens, (iii) pay dividends or make distributions in respect of capital stock and other restricted payments, (iv) make investments, (v) sell assets, (vi) create restrictions on the ability of restricted subsidiaries to make certain payments and asset transfers, (vii) enter into sale-leaseback transactions, (viii) enter into transactions with affiliates, (ix) consolidate, merge or sell all or substantially all of their assets or (x) engage in certain types of transactions with respect to indebtedness of parents and subsidiaries.  However, such covenants will be subject to a number of important qualifications and exceptions including, without limitation, provisions allowing CCH II and its restricted subsidiaries to incur additional indebtedness as long as CCH II’s leverage ratio is not greater than 5.75 to 1.0.  In addition, CCH II will be permitted to incur up to $1 billion of additional indebtedness under one or more credit facilities and will be permitted to incur another $300 million under a “general” exception.

Events of Default

Holders of at least 25% in the aggregate of the New CCH II Notes then outstanding may accelerate the obligations due under the New CCH II Notes upon any of the following circumstances: (i) default for 30 consecutive days in the payment when due of interest on the New CCH II Notes; (ii) default in the payment when due of principal of or premium, if any, on the New CCH II Notes; (iii) the failure to comply with the Indenture’s change of control or merger covenants; (iv) the failure to comply with other covenants for 30 consecutive days after notice is given by holders of at least 25% of the aggregate principal amount of the New CCH II Notes then outstanding; (v) the occurrence of a payment default or acceleration of indebtedness in excess of $100 million under any other debt instrument of CCH II or its restricted subsidiaries; or (vi) failure to pay a judgment in excess of $100 million against CCH II or its restricted subsidiaries which judgment is not paid, discharged or stayed for 60 days.  In addition, in case of certain events of bankruptcy, insolvency, or liquidation with respect to CCH II, all outstanding New CCH II Notes will become due and payable immediately without further action or notice.

Amendment, Supplement and Waiver

Without the consent of holders of the New CCH II Notes, CCH II and the trustee may amend or supplement the Indenture or the New CCH II Notes to (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated New CCH II Notes in addition to or in place of certificated New CCH II Notes; (iii) provide for or confirm the issuance of additional New CCH II Notes or any exchange notes; (iv) provide for the assumption of obligations under the New CCH II Notes in the case of a merger or consolidation or sale of all or substantially all of the assets of CCH II and its restricted subsidiaries; (v) make any change that would provide any additional rights or benefits to the holders of New CCH II Notes or that does not adversely affect the legal rights of holders of the New CCH II Notes under the Indenture; (vi) release any subsidiary guarantee in accordance with the provisions of the Indenture; (vii) add a guarantor or a note guarantee; or (viii) comply with requirements of the Securities and Exchange Commission (the “SEC”) in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or otherwise as necessary to comply with applicable law.

Except as provided in the next paragraph, the Indenture or the New CCH II Notes may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the New CCH II Notes then outstanding.

Without the consent of each holder of New CCH II Notes affected thereby, an amendment, supplement or waiver may not (with respect to any New CCH II Notes held by such holder): (i) reduce the principal amount of such notes; (ii) change the fixed maturity of such notes or reduce the premium payable upon redemption of such notes; (iii) reduce the rate of or extend the time for payment of interest on such notes; (iv) waive a default or an event of default in the payment of principal of, or premium, if any, or interest on such notes (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of such notes and a waiver of the payment default that resulted from such acceleration); (v) make such notes payable in money other than that stated in such notes; (vi) make any change in the provisions of the Indenture relating to waivers of past defaults applicable to any notes or the rights of holders thereof to receive payments of principal of, or premium, if any, or interest on such notes; (vii) waive certain redemption payments with respect to such notes; or (viii) make any changes to the provisions of the Indenture relating to amendments and waivers requiring the consent of holders.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Warrant Agreements

As of the Effective Date, the Company issued CIH Warrants (as defined under Item 3.02 hereof) to purchase up to an aggregate of approximately 6.4 million shares of New Class A Stock (as defined under Item 3.02 hereof) to holders of CIH Notes. In connection with the issuance of the CIH Warrants, the Company entered into a warrant agreement, dated as of the Effective Date (the “CIH Warrant Agreement”), with Mellon Investor Services LLC, as warrant agent. Subject to the terms of the CIH Warrant Agreement, the warrant holders are entitled to purchase up to approximately 6.4 million shares of New Class AStock at an initial exercise price of $46.86 per share.  The CIH Warrants have a five-year term and will expire at 5:00 p.m., New York City time, on November 30, 2014. A holder may exercise CIH Warrants by paying the applicable exercise price in cash or on a cashless basis. The CIH Warrants are freely transferable by the holder thereof.

As of the Effective Date, the Company issued CCH Warrants (as defined under Item 3.02 hereof) to purchase up to an aggregate of approximately 1.3 million shares of New Class A Stock to holders of CCH Notes. In connection with the issuance of the CCH Warrants, the Company entered into a warrant agreement, dated as of the Effective Date (the “CCH Warrant Agreement”), with Mellon Investor Services LLC, as warrant agent. Subject to the terms of the CCH Warrant Agreement, the warrant holders are entitled to purchase up to approximately 1.3 million shares of New Class A Stock at an initial exercise price of $51.28 per share.  The CCH Warrants have a five-year term and will expire at 5:00 p.m., New York City time, on November 30, 2014. A holder may exercise CCH Warrants by paying the applicable exercise price in cash or on a cashless basis. The CCH Warrants are freely transferable by the holder thereof.

As of the Effective Date, the Company issued CII Warrants (as defined under Item 3.02 hereof) to purchase up to an aggregate of approximately 4.7 million shares of New Class A Stock to Charter Investment, Inc. ("CII"), as designee of Mr. Paul G. Allen (or his designees) as part of the CII Settlement. In connection with the issuance of the CII Warrants, the Company entered into a warrant agreement, dated as of the Effective Date (the “CII Warrant Agreement”), with Mellon Investor Services LLC, as warrant agent. Subject to the terms of the CII Warrant Agreement, the warrant holders are entitled to purchase up to approximately 4.7 million shares of New Class A Stock at an initial exercise price of $19.80 per share.  The CII Warrants have a seven-year term and will expire at 5:00 p.m., New York City time, on November 30, 2016. A holder may exercise CII Warrants by paying the applicable exercise price in cash or on a cashless basis. The CII Warrants are restricted and not freely transferable by the holder thereof.

The number of shares of New Class A Stock issuable upon exercise of the CIH Warrants, the CCH Warrants and the CII Warrants (together, the “Warrants”) and the exercise prices of the Warrants will be adjusted in connection with any dividend or distribution of New Class A Stock, assets or cash (other than any regular cash dividend declared or paid after the second anniversary of the Effective Date not to exceed in any fiscal year 45% of the consolidated net income of the Company and its consolidated subsidiaries for the preceding fiscal year), or any subdivision or combination of the New Class A Stock. Additionally, if any transaction or event occurs in which all or substantially all of the outstanding New Class A Stock is converted into, exchanged for, or the holders thereof are otherwise entitled to receive on account thereof stock, other securities, cash or assets (each, a “Fundamental Change Transaction”) the holder of each Warrant outstanding immediately prior to the occurrence of such Fundamental Change Transaction shall have the right to receive upon exercise of the applicable Warrant the kind and amount of stock, other securities, cash and/or assets that such holder would have received if such Warrant had been exercised.

The foregoing descriptions of the CIH Warrant Agreement, the CCH Warrant Agreement and the CII Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 4.1, 4.2 and 4.3 to this report and incorporated herein by reference.

Registration Rights Agreement for Equity

In connection with the purchase of shares of New Class A Stock or shares of New Class A Stock issued or issuable upon (i) the conversion of shares of the New Class B Stock (as defined under Item 3.02 hereof), (ii) the exchange of membership units pursuant to the Holdco Exchange Agreement (as defined below), and (iii) the exercise of the CII Warrants (collectively, the “Registrable Equity Securities”), the Company has entered into a Registration Rights Agreement (the "Equity Registration Rights Agreement") with certain members of the Crossover Committee,  Mr. Allen, and CII (collectively, the “Holders of Equity Rights”). Pursuant to the Equity Registration Rights Agreement, among other things, the Company is required to file a registration statement for a shelf registration on Form S-1 (the “Form S-1 Shelf”) covering the resale of the Registrable Equity Securities on a delayed or continuous basis prior to December 31, 2009 to effect the registration of the resale of the Registrable Equity Securities issued to the Holders of Equity Rights. The Company is required to use commercially reasonable efforts to cause the Form S-1 Shelf to become effective by June 30, 2010.

The Company is required use its commercially reasonable efforts to convert the Form S-1 Shelf  to a registration statement for a shelf registration on Form S-3 (the “Form S-3 Shelf”, and together with the Form S-1 Shelf, the “Shelf”) as soon as practicable after the Company is eligible to use Form S-3.

The Company is required to notify each holder of Registrable Equity Securities of the effectiveness of each registration statement and prepare and file with the SEC such amendments and supplements to such registration statements as may be necessary to keep such registration statements effective for a period ending on the date on which all Registrable Equity Securities have been sold under the registration statement or have otherwise ceased to be Registrable Equity Securities.

Upon the Company becoming a well-known seasoned issuer, the Company is required to promptly register the sale of all of the Registrable Equity Securities under an automatic shelf registration statement, and to cause such registration statement to remain effective thereafter until there are no longer Registrable Equity Securities.

In addition, if the Company proposes to register any of its securities, or proposes to offer any of its New Class A Stock under the Securities Act of 1933, as amended (the “Securities Act”), the Company is required, subject to certain conditions, to include all Registrable Equity Securities with respect to which the Company has received written requests for inclusion.

The rights of a holder of Registrable Equity Securities may be transferred, assigned or otherwise conveyed on a pro rata basis to any transferee or assignee of such Registrable Equity Securities.  The Company will be responsible for expenses relating to the registrations contemplated by the Equity Registration Rights Agreement.

The registration rights granted in the Equity Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as minimums, blackout periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. In addition, securities held by holders of less than 1% of the New Class A Stock shall not be entitled to registration rights.

The foregoing description of the Equity Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.2 to this report and incorporated herein by reference.

Registration Rights Agreement for Debt

In connection with the issuance of the New CCH II Notes, CCH II, CCH II Capital Corp. (together with CCH II, the “Issuers”), certain holders of the Crossover Committee and CII entered into an Exchange and Registration Rights Agreement (the “Exchange Registration Rights Agreement”). Pursuant to the Exchange Registration Rights Agreement, among other things, the Issuers agreed to use their commercially reasonable efforts to file under the Securities Act, on or prior to January 15, 2010, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Offer Registration Statement”, and such offer, the “Exchange Offer”) all New CCH II Notes that are Definitive Notes (as defined in the Indenture) at the time the Exchange Offer Registration Statement is declared effective by the SEC, for a like aggregate principal amount of New CCH II Notes issued by the Issuers, substantially identical in all material respects to the New CCH II Notes (except that such New CCH II Notes will not contain terms with respect to transfer restrictions)  (the “Exchange Notes”), and use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act as soon as practicable but in no event later than June 30, 2010.

In addition, the Issuers have agreed to use their commercially reasonable efforts to, as soon as practicable after the Effective Date, but in no event later than June 30, 2010, file a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis by holders of, all the Registrable Securities (as defined in the Exchange Registration Rights Agreement) held by Restricted Holders (as defined in the Exchange Registration Rights Agreement), and to cause such registration statement to be declared effective by the SEC as soon as practicable but in no event later than ninety (90) days after such obligation to file arises and to keep such registration statement continuously effective for a period ending at such time at there are no longer Registratble Securities outstanding.

In addition, the Issuers agreed that if (i) on or prior to the time the Exchange Offer is completed, (a) existing law or SEC policy or interpretations are changed such that the Exchange Notes received by holders, other than Restricted Holders in the Exchange Offer in exchange for Registrable Securities are not transferable by such holder without restriction under the Securities Act, or (b) the SEC does not permit the Exchange Offer to be consummated because Registrable Securities have been registered on the shelf registration statement, (ii) after completion of the Exchange Offer, one or more Restricted Holders give written notice to the Issuers that they hold Exchange Notes that continue to be Registrable Securities, or (iii) the Exchange Offer has not been completed by April 15, 2010, the Issuers shall use their commercially reasonable efforts to file a shelf registration statement on the appropriate form (or amend the existing shelf registration statement) to register for resale on a delayed or continuous basis any Registrable Securities not already registered for resale as soon as practicable, but in no event more than forty-five (45) days after the occurrence of one of the events set forth in clauses (i), (ii), or (iii) immediately above, and have such registration statement be declared effective as soon as practicable, but in no event more than one-hundred fifty (150) days after the occurrence of such event and keep such registration statement continuously effective for a period ending at such time as there are no longer any Registrable Securities outstanding.

The Exchange Registration Rights Agreement contains registration default provisions. If the Issuers fails to comply with certain obligations under the Registration Rights Agreement, they will be required to pay liquidated damages to the applicable holders of the New CCH II Notes. Subject to certain conditions, as liquidated damages for a registration default the Issuers shall pay special interest, in addition to the base interest, that accrues on the aggregate principal amount of the outstanding Transfer Restricted Notes (as defined in the Exchange Registration Rights Agreement) affected by such registration default at a per annum rate of 0.25% for the first ninety (90) days of the registration default period, and at a per annum rate of 0.50% thereafter for the remaining portion of the registration default period.

The Company will be responsible for expenses relating to the registrations contemplated by the Exchange Registration Rights Agreement. The registration rights granted in the Exchange Registration Rights Agreement are subject to customary indemnification and contribution provisions.

The foregoing description of the Exchange Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.3 to this report and incorporated herein by reference.

Holdco LLC Agreement

On the Effective Date, the Company, CII and Charter Communications Holding Company, LLC (“Holdco”) entered into an Amended and Restated Limited Liability Company Agreement of Holdco (the “Holdco LLC Agreement”), pursuant to which the Company is the manager of Holdco and has the authority, subject to certain limitations, to manage the business of Holdco, including to appoint directors to Holdco’s board of directors.

The foregoing description of the Holdco LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.4 to this report and incorporated herein by reference.

Holdco Exchange Agreement

On the Effective Date, the Company, Holdco, CII and Mr. Allen entered into an exchange agreement (the “Holdco Exchange Agreement”), pursuant to which Mr. Allen and certain persons and entities affiliated with Mr. Allen (together, the “Allen Entities”) have the right and option, at any time and from time to time on or before November 30, 2014, to require the Company to (i) exchange all or any portion of their membership units in Holdco for $1,000 in cash and approximately 1.1 million shares of New Class A Stock in a taxable transaction, (ii) exchange 100% of the equity in such Allen Entity for $1,000 in cash and approximately 1.1 million shares of New Class A Stock in a taxable transaction, or (iii) permit such Allen Entity to merge with and into the Company, or a wholly-owned subsidiary of the Company, or undertake tax-free transactions similar to the taxable transactions in clauses (i) and (ii), provided that the exchange rights described in clauses (ii) and (iii) are subject to certain limitations.  The number of shares of New Class A Stock that an Allen Entity receives is subject to certain adjustments, including for certain distributions received from Holdco prior to the date the option to exchange is exercised and for certain distributions made by the Company to holders of its New Class A Stock.  In addition, no sooner than at least 120 days following the Effective Date, in the event that a transaction that would constitute a Change of Control (as defined in the Lock-Up Agreement) is approved by a majority of the members of the Board of Directors of the Company not affiliated with the person(s) proposing such transactions, the Company will have the right to require the Allen Entities to effect an exchange transaction of the type elected by the Allen Entities from subclauses (i), (ii) or (iii) above, which election is subject to certain limitations.

The foregoing description of the Holdco Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.5 to this report and incorporated herein by reference.

Lock-Up Agreement

On the Effective Date, the Company, CII and Mr. Allen entered into a lock up agreement (the “Lock-Up Agreement”) pursuant to which Mr. Allen and any permitted affiliate of Mr. Allen that will hold shares of New Class B Stock, from and after the Effective Date to but not including the earliest to occur of (i) September 15, 2014, (ii) the repayment, replacement, refinancing or substantial modification, including any waiver, to the change of control provisions of the CCO Credit Facility and (iii) a Change of Control (as defined in the Lock-Up Agreement), Mr. Allen and/or any such permitted affiliate shall not transfer or sell shares of New Class B Stock received by such person under the Plan or convert shares of New Class B Stock received by such person under the Plan into New Class A Stock except to Mr. Allen and/or such permitted affiliates.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.6 to this report and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In accordance with the Plan, on the Effective Date all of the obligations of CCI and its subsidiaries with respect to the following indentures were terminated and the respective notes and debentures issued under each such indenture were cancelled:

•	5.875% convertible senior notes due 2009 of the Company;
•	6.50% convertible senior notes due 2027 of the Company;
•	10.000% senior notes due 2009 of Charter Communications Holdings, LLC;
•	10.750% senior notes due 2009 of Charter Communications Holdings, LLC;
•	9.625% senior notes due 2009 of Charter Communications Holdings, LLC;
•	10.250% senior notes due 2010 of Charter Communications Holdings, LLC;
•	11.750% senior discount notes due 2010 of Charter Communications Holdings, LLC;
•	11.125% senior notes due 2011 of Charter Communications Holdings, LLC;
•	13.500% senior discount notes due 2011 of Charter Communications Holdings, LLC;
•	9.920% senior discount notes due 2011 of Charter Communications Holdings, LLC;
•	10.000% senior notes due 2011 of Charter Communications Holdings, LLC;
•	11.750% senior discount notes due 2011 of Charter Communications Holdings, LLC;
•	12.125% senior discount notes due 2012 of Charter Communications Holdings, LLC;
•	11.125% senior notes due 2014 of CCH I Holdings, LLC;
•	13.500% senior discount notes due 2014 of CCH I Holdings, LLC;
•	9.920% senior discount notes due 2014 of CCH I Holdings, LLC;
•	10.000% senior notes due 2014 of CCH I Holdings, LLC;
•	11.750% senior discount notes due 2014 of CCH I Holdings, LLC;
•	12.125% senior discount notes due 2015 of CCH I Holdings, LLC;
•	11.00% senior notes due 2015 of CCH I, LLC;
•	10.250% senior notes due 2010 of CCH II, LLC; and
•	10.250% senior notes due 2013 of CCH II, LLC.

      In connection with CCI’s reorganization and emergence from bankruptcy, all shares of common stock of CCI outstanding prior to the Effective Date (the “Old Common Stock”) and all Preferred Share Purchase Rights were cancelled pursuant to the Plan.  Accordingly, upon the Effective Date, CCI’s equity incentive plans in effect prior to the Effective Date, and all awards granted under such plans, were terminated.  Below is a list of equity incentive plans and other benefit plans that were terminated on the Effective Date:

•	Charter Communications Holdings, LLC 1999 Option Plan; and
•	Charter Communications, Inc. 2001 Stock Incentive Plan.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under “Item 1.01. Entry Into a Material Definitive Agreement - Agreements Relating to Debtors’ Securities - New CCH II Notes” is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On the Effective Date, all existing shares of Old Common Stock were cancelled pursuant to the Plan.  In addition, on the Effective Date, CCI issued (i) approximately 21.1 million shares of Class A common stock pro rata to holder of CCH I Notes Claims (the “New Class A Global Stock”); (ii) approximately 86.6 million shares of Class A common stock to creditors that exercised rights received in a rights offering; (iii) approximately 2.1 million shares of Class A common stock to the Excess Backstop Parties for exercising the Overallotment Option (collectively with the common stock issued in (ii) of this paragraph, the “New Class A Certificated Stock”, and together with the New Class A Global Stock, the “New Class A Stock”); (iv) approximately 2.2 million shares of New Class B Stock to CII, which shares represent at least 35% of the voting power of the capital stock of the Company on a fully diluted basis (the “New Class B Stock,” and together with the New Class A Stock, the “New Common Stock”); (v) approximately 5.5 million share of preferred stock having an aggregate liquidation preference of $138 million to holders of CCI Notes (the “Preferred Stock”); (vi) warrants to purchase approximately 4.7 million shares of New Class A Stock to CII with an exercise price based on a total equity value of the Company equal to the Implied Plan Value less the Warrant Value plus the gross proceeds of the Rights Offering, and an expiration date that is seven years from the Effective Date (the “CII Warrants”); (vii) warrants to purchase approximately 6.4 million shares of New Class A Stock to holders of CIH Notes with an exercise price based on a total equity value of the Company of $5.3 billion, and an expiration date that is five years from the Effective Date (the “CIH Warrants”); and (viii) warrants to purchase approximately 1.3 million shares of New Class A Stock to holders of CCH Notes with an exercise price based on a total equity value of the Company of $5.8 billion, and an expiration date that is five years from the Effective Date (the “CCH Warrants”).  Based on the Plan and Confirmation Order from the Bankruptcy Court, the issuance of shares of New Class A Global Stock, the Preferred Stock, the CIH Warrant (including shares of common stock issuable upon exercise thereof) and the CCH Warrants (including shares of common stock issued upon exercise thereof) described in the preceding sentence are exempt from registration requirements of the Securities Act, in reliance on Section 1145 of the Bankruptcy Code; shares of New Class B Stock, New Class A Certificated Stock and CII Warrants described in the preceding sentence are exempt from registration requirements of the Act in reliance on Section 4(2) of the Securities Act.

ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth under “Item 5.03. Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year” is incorporated by reference into this Item 3.03.

ITEM 5.02 DEPARTURE OF DIRECTORS; CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Directors

On the Effective Date, the following directors have departed the Company’s board of directors in connection with the Company’s emergence from chapter 11 proceedings and pursuant to the Plan:  Paul G. Allen; Rajive Johri; Robert P. May; David C. Merritt; Jo Lynn Allen; John H. Tory; and Larry W. Wangberg.

Election of Directors

On the Effective Date, pursuant to the Plan, the Company’s board of directors was reconstituted to consist of (i) Eric L. Zinterhofer (who will serve as Chairman), (ii) Neil Smit (the current Chief Executive Officer of the Company),  (iii) W. Lance Conn, (iv) Darren Glatt, (v) Bruce A. Karsh, (vi) John D. Markley, Jr., (vii) Bill McGrath, and (viii) Christopher M. Temple.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company’s board of directors will be fixed at 11 members.   Pursuant to the Plan, each holder of 10% of more of the voting power of the Company on the Effective Date (a “10% Holder”) has the right to appoint one member of the Company’s initial board of directors on the Effective Date.  As a result, on December 2, 2009, Franklin Advisors, Inc. (“Franklin”), a 10% Holder, appointed Robert Cohn to the Company’s board of directors effective December 1, 2009.  A press release announcing Mr. Cohn’s election is attached as Exhibit 99.2.  Mr. Cohn has not been elected to any committees of the Company’s board of directors at this time.

The final two members of the board of directors are to be elected by a majority vote of the nine current board members after the appointment of the Franklin appointee.

Amendments to Employment Agreements

Pursuant to the Plan, on the Effective Date, certain officers entered into amendments to their employment agreements, including the following named executive officers: Neil Smit, Eloise Schmitz, M. Fawaz and Grier Raclin.

Mr. Smit’s amendment provides that (i) the Company waives the clawback provision of the retention bonus provision in his employment agreement, and (ii) Mr. Smit shall not be entitled to an Annual Long-Term Incentive Grant for 2009 due to his receiving the full $6,000,000 award made to him under the Restructuring Value Program pursuant to the Company’s Value Creation Plan adopted by the Company on March 12, 2009 pursuant to the Plan (the “VCP”).   Mr. Smit’s amendment to his employment agreement is filed herewith as Exhibit 10.7.

The amendments to the employment agreements of Ms. Schmitz and Messrs. Fawaz and Raclin (a) conform the definition of “Change of Control” to the VCP; (b) provide that “Good Reason” shall not exist under their respective employment agreement by virtue of the filing of the Chapter 11 cases and implementation of the Plan; and (c) include an acknowledgement that, contingent upon the VCP becoming effective as set forth in the Plan, no long-term incentive award shall be granted to them in 2009.

The foregoing description of the amendments to the employment agreements of Ms. Schmitz and Messrs. Fawaz and Raclin does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.8, 10.9 and 10.10 to this report and incorporated herein by reference.

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In accordance with the Plan, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety.  Each of the Company’s Amended and Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) and Amended and Restated By-Laws (the “Amended By-Laws”) became effective on the Effective Date.  A description of the key provisions of the Amended Certificate of Incorporation and the Amended By-Laws is included in the Company’s registration statement on Form S-8 under “Item 4 - Description of Securities” filed with the SEC on November 25, 2009, which description is incorporated herein by reference.  This description is qualified in its entirety by reference to the full text of these documents, which are attached as Exhibit 3.1 and 3.2 to this report and incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS.

On November 30, 2009, the Company announced that it had consummated the Plan.  A copy of the press release announcing the effectiveness of the Plan and the Company’s emergence from chapter 11 of the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Charter Communications, Inc.*
3.2	Amended and Restated By-Laws of Charter Communications, Inc.*
4.1	Warrant Agreement, dated as of November 30, 2009, by and between Charter Communications, Inc. and Mellon Investor Services LLC*
4.2	Warrant Agreement, dated as of November 30, 2009, by and between Charter Communications, Inc. and Mellon Investor Services LLC*
4.3	Warrant Agreement, dated as of November 30, 2009, by and between Charter Communications, Inc. and Mellon Investor Services LLC*
10.1	Indenture, dated as of November 30, 2009, by and among CCH II, LLC, CCH II Capital Corp. and The Bank of New York Mellon Trust Company, NA*
10.2	Registration Rights Agreement, dated as of November 30, 2009, by and among Charter Communications, Inc. and certain investors listed therein.*
10.3	Exchange and Registration Rights Agreement, dated as of November 30, 2009, by and among CCH II, LLC, CCH II Capital Corp and certain investors listed therein.*
10.4	Amended and Restated Limited Liability Company Agreement, dated as of November 30, 2009, among Charter Communications, Inc, Charter Investment, Inc. and Charter Communications Holding Company, LLC*
10.5	Exchange Agreement, dated as of November 30, 2009, among Charter Communications, Inc., Charter Investment, Inc., Paul G. Allen and Charter Communications Holding Company, LLC*
10.6	Lock-Up Agreement, dated as November 30, 2009, among Charter Communications, Inc, Paul G. Allen and Charter Investment, Inc.*
10.7	Amendment to Employment Agreement of Neil Smit, dated November 30, 2009*
10.8	Amendment to Employment Agreement of Eloise Schmitz, dated November 30, 2009*
10.9	Amendment to Employment Agreement of Marwan Fawaz, dated November 30, 2009*
10.10	Amendment to Employment Agreement of Grier Raclin, dated November 30, 2009*
99.1	Press release, dated November 30, 2009*
99.2	Press release, dated December 2, 2009*
______________

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHARTER COMMUNICATIONS, INC.
                               Registrant

Dated: December 4, 2009

By:/s/ Eloise E. Schmitz Name: Eloise E. Schmitz Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Charter Communications, Inc.*
3.2	Amended and Restated By-Laws of Charter Communications, Inc.*
4.1	Warrant Agreement, dated as of November 30, 2009, by and between Charter Communications, Inc. and Mellon Investor Services LLC*
4.2	Warrant Agreement, dated as of November 30, 2009, by and between Charter Communications, Inc. and Mellon Investor Services LLC*
4.3	Warrant Agreement, dated as of November 30, 2009, by and between Charter Communications, Inc. and Mellon Investor Services LLC*
10.1	Indenture, dated as of November 30, 2009, by and among CCH II, LLC, CCH II Capital Corp. and The Bank of New York Mellon Trust Company, NA*
10.2	Registration Rights Agreement, dated as of November 30, 2009, by and among Charter Communications, Inc. and certain investors listed therein.*
10.3	Exchange and Registration Rights Agreement, dated as of November 30, 2009, by and among CCH II, LLC, CCH II Capital Corp and certain investors listed therein.*
10.4	Amended and Restated Limited Liability Company Agreement, dated as of November 30, 2009, among Charter Communications, Inc, Charter Investment, Inc. and Charter Communications Holding Company, LLC*
10.5	Exchange Agreement, dated as of November 30, 2009, among Charter Communications, Inc., Charter Investment, Inc., Paul G. Allen and Charter Communications Holding Company, LLC*
10.6	Lock-Up Agreement, dated as November 30, 2009, among Charter Communications, Inc, Paul G. Allen and Charter Investment, Inc.*
10.7	Amendment to Employment Agreement of Neil Smit, dated November 30, 2009*
10.8	Amendment to Employment Agreement of Eloise Schmitz, dated November 30, 2009*
10.9	Amendment to Employment Agreement of Marwan Fawaz, dated November 30, 2009*
10.10	Amendment to Employment Agreement of Grier Raclin, dated November 30, 2009*
99.1	Press release, dated November 30, 2009*
99.2	Press release, dated December 2, 2009*
______________

* filed herewith